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                                                                  EXHIBIT 10


                       EMPLOYMENT SEPARATION AGREEMENT
                             AND GENERAL RELEASE

                  This Employment Separation Agreement and General Release (the "Agreement") is being entered into between Cenveo, Inc. (formerly Mail-Well,
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Inc.) ("Cenveo") and Paul V. Reilly ("Mr. Reilly") as of January 6, 2005.
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For and in consideration of the mutual promises contained herein, and for other good and sufficient consideration, receipt of which is hereby acknowledged, Cenveo and Mr. Reilly (sometimes hereafter referred to as the "parties") agree as follows:
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                  1. RESIGNATION AND PAYMENT.

                  (a) Mr. Reilly shall resign from all offices and positions he holds or may hold with Cenveo and any and all other businesses or entities owned or controlled directly or indirectly by Cenveo, including without limitation his positions as President and Chief Executive Officer of Cenveo, but not his position as a director of Cenveo. Mr. Reilly shall submit a resignation letter to the Board of Directors of Cenveo in the form set forth in Attachment A on or before January 6, 2005. Mr. Reilly's resignation shall be effective on the last day of the month in which it is accepted by Cenveo's Board of Directors (the "Termination Date"). Cenveo and
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Mr. Reilly agree that until the Termination Date, he shall be entitled to receive all benefits due him under the terms of the Employment and Executive Severance Agreement dated March 10, 2003 between Mr. Reilly and Cenveo, Inc. (the "Employment and Executive Severance Agreement") and further that he
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shall remain in all positions he currently holds with Cenveo and any and all other businesses or entities owned or controlled directly or indirectly by Cenveo.

                  (b) Mr. Reilly shall be entitled to receive all "Accrued Obligations" as of the Termination Date, as such term is defined in Section 4.3(a) of the Employment and Executive Severance Agreement. Additionally, provided that Mr. Reilly executes this Agreement and does not revoke it in accordance with paragraph 14 below, Mr. Reilly shall be entitled to receive the payments and benefits (the "Severance Benefits") he would have received
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pursuant to the Employment and Executive Severance Agreement, as if Cenveo
had terminated Mr. Reilly's employment without cause as of January 6, 2005 except as otherwise provided in Attachment B hereto. The parties stipulate and agree that the Severance Benefits are as set forth in Attachment B hereto. All payments shall be reduced by standard deductions and withholdings for federal, state, and local taxes as determined by Cenveo.

                  (c) As of the Termination Date, except as provided herein, Mr. Reilly shall not be eligible and is not eligible to participate in any Cenveo benefits or compensation plans, except to the extent contemplated by Cenveo's stock option plans or to the extent Mr. Reilly elects medical or dental coverage under Cenveo's group medical or dental plans pursuant to the federal law commonly known as COBRA.

                  (d) Mr. Reilly agrees that once all of the payments and benefits referred to in this paragraph 1 have been paid, he shall have been paid all compensation due and owing to him under this Agreement and under the Employment and Executive Severance Agreement or any other contract or agreement he has or may have had with Cenveo or from any other source of entitlement, including all wages, salary, commissions, bonuses, incentive payments, profit-sharing payments, accrued vacation, leave, severance pay or other benefits or compensation.

                  (e) Mr. Reilly's rights with regard to any vested stock options shall be governed by the applicable stock option plan terms.

                  2. GENERAL RELEASE. With the exception of the obligations set forth in this Agreement, Mr. Reilly, on behalf of himself and his agents, heirs, executors, administrators, successors and assigns, hereby releases and forever discharges Cenveo and its affiliates, and any and all of its and their officers, directors, employees, agents, counsel, and successors and assigns, from any and all complaints, claims, demands, damages, lawsuits, actions, and causes of action which he has or may have against any one or more of them for any reason whatsoever in law or in equity, under federal, state or other law, whether the same be upon statutory claim, contract, tort or other basis, including but not limited to any and all claims arising from or relating to his employment or the termination of his employment and any and all claims relating to the Employment and Executive Severance Agreement, any other employment contract, any employment statute or regulation, or any employment discrimination law, including but not limited to the Age Discrimination in Employment Act of 1967, the Older Workers' Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1866, the Equal Pay Act of 1963, and the Colorado Civil Rights Act, all as amended, all state and local laws, regulations and ordinances prohibiting discrimination in employment, and other laws and regulations relating to employment, including but not limited to the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, and the Family and Medical Leave Act, all as amended. Mr. Reilly understands and acknowledges that this is a GENERAL RELEASE. Mr. Reilly agrees, without limiting the generality of the above release, not to file any claim or lawsuit seeking damages or other relief and asserting any claims that are lawfully released in this paragraph. Mr. Reilly further hereby irrevocably and unconditionally waives any and all rights to recover any relief and damages concerning the claims that are lawfully released in this paragraph. Mr. Reilly represents and warrants that he has not previously filed or joined in any such claims against any of the persons or entities released herein, and that he has not given or sold any portion of any claims released herein to anyone else, and that he will indemnify and hold harmless the persons and entities released herein from all liabilities, claims, demands, costs, expenses and/or attorneys' fees incurred as a result of any such assignment or transfer.

                  3. NO ADMISSION. The parties agree that nothing contained in this Agreement shall constitute or be treated as an admission of liability or wrongdoing by either of them.

                  4. RETURN OF INFORMATION AND PROPERTY. Mr. Reilly agrees to cooperate fully with Cenveo in returning to Cenveo, on or before the Termination Date, any and all property belonging to the Cenveo including, but not limited to, any and all copies of all documents or other media containing Confidential and Proprietary Information (as defined in Section
5.3 of the Employment and Executive Severance Agreement), any customer information,

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production information, manufacturing-related information, pricing information, files, memoranda, reports, pass codes/access cards, training or other reference manuals, company vehicle, telephone, gas cards or other company credit cards, keys, computers, laptops, including any computer disks, software, facsimile machines, printers, telephones, pagers or the like.

                  5. NON-COMPETITION AND NON-SOLICITATION. Mr. Reilly acknowledges and agrees that he shall be and remain subject to the provisions of Article 5 of the Employment and Executive Severance Agreement, in accordance with the terms thereof.

                  6. COOPERATION IN LEGAL PROCEEDINGS. Mr. Reilly shall continue to cooperate with Cenveo in connection with any current or future legal proceeding involving Cenveo. Mr. Reilly's cooperation shall include making himself available to provide information or testimony at Cenveo's request. Cenveo shall reimburse Mr. Reilly for reasonable expenses, if any, he incurs while complying with this obligation.

                  7. TRANSITIONING DUTIES. Through the Termination Date and thereafter for so long as Mr. Reilly receives payments from Cenveo pursuant to this Agreement, Mr. Reilly shall cooperate with Cenveo to the extent reasonably requested by Cenveo for the purpose of transitioning his duties.

                  8. DISPUTE RESOLUTION. The parties agree that any disputes or claims relating to or arising out of this Agreement shall be resolved as specified in Section 8.10 of the Employment and Executive Severance Agreement.

                  9. REPRESENTATIONS. Each of the parties acknowledges that such party does not rely and has not relied upon any representation or statement made by the other party or the other party's agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise. This Agreement contains the entire agreement between the parties relating to the subject matter of this Agreement, and may not be altered or amended except by an instrument in writing signed by both parties hereto.

                  10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of Colorado (excluding the choice of law rules thereof). The language of all parts of this Agreement shall in all cases be construed as a whole, according to its ordinary meaning, and not strictly for or against any of the parties.

                  11. WAIVER. Neither the waiver by either party of a breach of or default under any of the provisions of the Agreement, nor the failure of such party, on one or more occasions, to enforce any of the provisions of the Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any provisions, rights or privileges hereunder.

                  12. ASSIGNMENT. This Agreement and the rights and obligations of the parties hereunder may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective representatives, successors and permitted assigns.


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                  13. NOTICE. All notices, demands, requests, or other
communications which are required to be given or otherwise given by either party to the other party pursuant to this Agreement shall be in writing and shall be deemed delivered upon deposit in the United States mail, registered or certified mail, addressed to the party to whom directed at the addresses set forth below or at such other addresses as may be substituted therefore by notice given hereunder. Notice given by any other means must be in writing and shall be deemed delivered only upon actual receipt.

                  If to Cenveo:

                  Cenveo, Inc.
                  8310 S. Valley Highway, #400
                  Englewood, Colorado 80112-5806
                  Attention: Chairman of the Compensation and Human Resources
                             Committee

                  If to Mr. Reilly:

                  Paul V. Reilly
                  68 Golden Eagle Lane
                  Littleton, Colorado 80127

                  14. ACKNOWLEDGMENT. With respect to the General Release in paragraph 2 hereof, Mr. Reilly agrees and understands that he is specifically releasing all claims under the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621 et seq. - a federal law which prohibits discrimination against employees who are 40 years-old or older. Mr. Reilly acknowledges that he has read and understands this Agreement and executes it voluntarily and without coercion. He further acknowledges that he is being advised herein in writing to consult with an attorney prior to executing this Agreement, and that he has been given a period of twenty-one
(21) days within which to consider and execute this Agreement, unless he voluntarily chooses to execute this Agreement before the end of the twenty-one day period. Mr. Reilly understands that he has seven (7) days following his execution of this Agreement to revoke it in writing, and that this Agreement is not effective or enforceable until after this seven-day period. For such revocation to be effective, notice must be received by the Chairman of Cenveo's Compensation and Human Resources Committee no later than the end of the seventh calendar day after the date on which Mr. Reilly signs this Agreement. Mr. Reilly expressly agrees that, in the event he revokes this Agreement, the Agreement shall be null and void and have no legal or binding effect whatsoever. The parties recognize that Mr. Reilly may elect to sign this Agreement prior to the expiration of the twenty-one day consideration period specified herein, and Mr. Reilly acknowledges that if he elects to do so, such election is knowing and voluntary and comes after being advised herein in writing to consult with an attorney prior to doing so.

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         IN WITNESS HEREOF, THE PARTIES HAVE AFFIXED THEIR SIGNATURES BELOW:



Paul V. Reilly                        Cenveo, Inc.



/s/ Paul V. Reilly                    /s/ Martin J. Maloney
-----------------------------         -----------------------------------------
                                      By:  Martin J. Maloney
                                           Director

Date: January 6, 2005                Date: January 6, 2005
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                                                                ATTACHMENT A


January 6, 2005



         Re:      Resignation of Employment


Board of Directors
Cenveo, Inc.
8310 S. Valley Highway, #400
Englewood, CO 80112

         I hereby tender my resignation from employment with Cenveo, Inc. ("Cenveo") and from my positions as President and Chief Executive Officer and from any other office or position that I may hold with Cenveo or any entity directly or indirectly owned or controlled by Cenveo, other than my position as a director of Cenveo. I understand and agree that my resignation from all such positions shall be effective upon acceptance of such resignation by Cenveo's Board of Directors. Until such time, I intend to continue my service in those positions in accordance with past practice.


                                       Sincerely,



                                       Paul V. Reilly




                                                                ATTACHMENT B


                       MR. REILLY'S SEVERANCE BENEFITS
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  1.     Severance Pay              $2,466,200

  2.     Stay Bonus                 The pro-rata share of Mr. Reilly's target
                                    bonus for 2005 based upon the proportion
                                    that the number of complete months in
                                    2005 prior to the Termination Date bears
                                    to the complete calendar year multiplied
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                                    by two (2). Mr. Reilly's target bonus
                                    --
                                    for 2005 is $584,100.

  3.     COBRA Payments             Twenty-four (24) months of premiums for
                                    COBRA Coverage (as defined in Section
                                    4.3(b)(i)(C) of the Employment and
                                    Executive Severance Agreement). In the
                                    event COBRA Coverage cannot be extended
                                    for twenty-four (24) months, Cenveo
                                    shall reimburse Mr. Reilly promptly upon his request (upon presentation of reasonable documentation showing prior payment) for premiums paid by Mr. Reilly for comparable medical and dental coverage from other sources during those months during the twenty-four (24) month period that COBRA Coverage cannot be obtained.

  4.     Outplacement Assistance    Up to $15,000, as provided in Section
                                    4.3(b)(i)(D) of the Employment and
                                    Executive Severance Agreement

  5.     Accounting Assistance      As provided in Section 4.3(b)(i)(E) of
                                    the Employment and Executive Severance
                                    Agreement